       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 16, 1996
                                                    REGISTRATION NO. 333-
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------



                                    FORM S-8


                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                           ---------------------------


                                 PERCLOSE, INC.

             (Exact name of Registrant as specified in its charter)
                           ---------------------------




       Delaware                                         94-3154669
       --------                             ------------------------------------
(State of incorporation)                    (I.R.S. Employer Identification No.)



                               199 Jefferson Drive
                          Menlo Park, California 94025
   (Address, including zip code, of Registrant's principal executive offices)
                           ---------------------------


                                 1992 STOCK PLAN

                            (Full title of the plan)
                           ---------------------------


                               Henry A. Plain, Jr.
                      Chief Executive Officer and President
                                 Perclose, Inc.
                               199 Jefferson Drive
                          Menlo Park, California 94025
(Name, address, and telephone number, including area code, of agent for service)
                           ---------------------------


                                   Copies to:
                           Christopher J. Ozburn, Esq.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (415) 493-9300

================================================================================

===========================================================================================
                         CALCULATION OF REGISTRATION FEE
===========================================================================================
                  Title of                        Proposed        Proposed
                 Securities        Amount         Maximum          Maximum       Amount of
                   to be           to be       Offering Price     Aggregate    Registration
                 Registered      Registered       Per Share    Offering Price      Fee
-------------------------------------------------------------------------------------------
1992 Stock Plan
Common Stock, $.001 par value  450,000 shares    $20.00(1)     $9,000,000(1)     $2,727.27
                                                 -------       ----------        ---------

TOTAL                                                                            $
===========================================================================================

----------
(1) Estimated in accordance with Rule 457(h) under the Act solely for the purpose of calculating the total registration fee. The calculation is based upon the closing price of the Common Stock as reported on the Nasdaq National Market on December 9, 1996 because the price at which the options to be granted in the future may be exercised is not currently determinable.


         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INFORMATION INCORPORATED BY REFERENCE

         The following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated by reference:

(a) The Registrant's Annual Report on Form 10-K for the year ended March 31, 1996, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on June 28, 1996.

(b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, filed pursuant to Section 13 of the Exchange Act, on November 12, 1996.

(c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, filed pursuant to Section 13 of the Exchange Act, on August 14, 1996.

(d) The description of the Common Stock of the Registrant that is contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on September 29, 1995.

(e) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Certain members of Wilson Sonsini Goodrich and Rosati, Professional Corporation beneficially own 27,059 shares of the Registrant's Common Stock.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of Delaware provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for certain liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933 (the "Securities Act").

         The Registrant's Bylaws provide that the Registrant shall indemnify its directors and executive officers and may indemnify its other officers and employees and other agents to the fullest extent permitted by law, including circumstances in which indemnification is otherwise discretionary under Delaware law.

         The Registrant has adopted provisions in its Certificate of Incorporation that limit the personal liability of its directors and officers for monetary damages arising from a breach of their fiduciary duties in certain circumstances to the fullest extent permitted by law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

         The Registrant entered into indemnification agreements with its executive officers and directors containing provisions which are in some respects broader that the specific indemnification provisions contained in the General Corporation Law of Delaware. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers

(other than liabilities arising from willful misconduct of a culpable nature). These agreements also indemnify the directors and executive officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred as a result of any proceeding against them as to which they could be indemnified.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

Item 8.  EXHIBITS.


  Exhibit
  Number                 Document
----------  --------------------------------------------------------------------

    5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the legality of securities being registered.

   *4.1     1992 Stock Plan and form of Stock Option Agreement thereunder.

   23.1     Consent of Ernst & Young LLP, Independent Auditors.

   23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto).

   24.1     Power of Attorney (see page II-4).

---------------------------

* Incorporated by reference to exhibits filed with the Company's Registration Statement on Form S-1 (file no. 33-97128), in the form declared effective on November 6, 1995.

Item 9.  UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                      II-3

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Menlo Park, California, on December 9, 1996.


                                PERCLOSE, INC.

                                By: /s/ Henry A. Plain, Jr.
                                   -------------------------------------
                                   Henry A. Plain, Jr.
                                   Chief Executive Officer and President

                                POWER OF ATTORNEY
         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Henry A. Plain, Jr. and Kenneth Ludlum, jointly and severally, as his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that the said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                              TITLE                                   DATE
_________                              _____                                   ____

/s/      Henry A. Plain, Jr.
-------------------------------------  President, Chief Executive Officer and  December 9, 1996
         Henry A. Plain, Jr.           Director (Principal Executive Officer)


/s/        Kenneth Ludlum              Vice President and Chief Financial
-------------------------------------  Officer (Principal Financial and        December 9, 1996
           Kenneth Ludlum              Accounting Officer)


/s/        Serge Lashutka
-------------------------------------  Director                                December 9, 1996
           Serge Lashutka


/s/       Vaughn D. Bryson
-------------------------------------  Director                                December 9, 1996
          Vaughn D. Bryson


/s/       Michael L. Eagle
-------------------------------------  Director                                December 9, 1996
          Michael L. Eagle


-------------------------------------  Director                                December  , 1996
    John B. Simpson, Ph.D., M.D.


/s/      James W. Vetter, M.D.
--------------------------------------  Director                               December 9, 1996
         James W. Vetter, M.D.


/s/          Mark A. Wan
--------------------------------------  Director                               December 9, 1996
             Mark A. Wan

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------

                                    EXHIBITS

                                 --------------

                       REGISTRATION STATEMENT ON FORM S-8

                                 PERCLOSE, INC.

                                INDEX TO EXHIBITS


 Exhibit  Description
-------------------------------------------------------------------------------
    5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the legality of securities being registered

   *4.1 1992 Stock Plan and form of Stock Option Agreement thereunder

   23.1   Consent of Ernst & Young LLP, Independent Auditors

   23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)

   24.1   Power of Attorney (see Page II-4)

----------

* Incorporated by reference to exhibits filed with the Company's Registration Statement on Form S-1 (file no. 33-97128), in the form declared effective on November 6, 1995.